Exhibit 10.1
SECOND EXTENSION AGREEMENT
     THIS SECOND EXTENSION AGREEMENT made effective the 30th day of April, 2009 by and between DIGITAL AUDIO CORPORATION (“Company”) and DRI CORPORATION (formerly Digital Recorders, Inc.) (“Holder”).
     WHEREAS, on April 30, 2007 Company and Holder entered into a $344,184.50 Promissory Note that called for four (4) annual principal payments of $86,046.12 due beginning April 30, 2008 (“Promissory Note”);
     WHEREAS, the second principal payment is due from the Company to the Holder on April 30, 2009;
     WHEREAS, the Company has requested an extension of ninety (90) days in which to pay said second principal payment;
     WHEREAS, the Holder agrees to allow said ninety (90) day extension with interest to continue as set forth in the Promissory Note; and
     WHEREAS, the parties desire to extend the second payment of principal due on April 30, 2009 as set forth herein.
     NOW, THEREFORE, for the consideration of Ten Dollars and other mutual promises and premises made herein, the parties agree as follows:
1.	The second principal payment due under said Promissory Note shall be extended until July 30, 2009.

2.	In all other respects, the terms and provisions of the Promissory Note are ratified and confirmed.
     IN WITNESS WHEREOF, the parties have signed this Second Extension Agreement the day and year first above written.

DIGITAL AUDIO CORPORATION
By	/s/ DONALD E. TUNSTALL, JR.
Donald E. Tunstall, Jr., Vice President

DRI CORPORATION
By	/s/ DAVID L. TURNEY
David L. Turney, President

     The undersigned guarantor joins in this Second Extension Agreement for acknowledgment purposes as of the 30th day of April, 2009.

DOLPHIN DIRECT EQUITY PARTNERS, LP
By:	Dolphin Advisors, LLC
Its managing general partner

By:	Dolphin Management Inc.
Its managing member

By:	/s/ PETER E. SALAS
	Name:	Peter E. Salas
	Title:	President